DOL Filing Confirmation                                          Exhibit 99
                                                                 ----------





I certify that the Plan Administrator of the MCI Communications
Corporation Employee Stock Ownership Plan and 401(k) has received a Statement of Assets and Liabilities and also that this statement has been filed directly with the United States
Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                         EIN#
                                                 ---------------

     Mellon Bank Temporary Investment Fund           25-6078093-980
     Laurel S & P Index Fund                         25-6078093-920



                          MCI COMMUNICATIONS CORPORATION RETIREMENT
                          SAVINGS PLAN - PART IV OF THE MCI
                          COMMUNICATIONS CORPORATION EMPLOYEE STOCK
                          OWNERSHIP PLAN AND 401(k)




Date:  June 28, 1994               BY  Brad E. Sparks
                                   -----------------------------
                                   Brad E. Sparks
                                   Vice President and Controller
                                   MCI Communications Corporation
















                                  Page 16